Exhibit 10.1

SHORE BANCSHARES, INC.

ASSUMPTION AND AMENDMENT OF EMPLOYMENT AGREEMENT

This Assumption and Amendment of Employment Agreement (the “Agreement”) is made as of June 30, 2023, by and between Shore Bancshares, Inc., a Maryland corporation (the “Company”) and James M. Burke (“Employee”).

WHEREAS, Employee, Community Bank of the Chesapeake (“CBC”) and The Community Financial Corporation (“TCFC”) are parties to an Employment Agreement dated April 30, 2018, regarding the employment relationship between Employee, CBC and TCFC (the “Employment Agreement”).

WHEREAS, it is anticipated that the Company and TCFC will complete a business combination whereby TCFC will be merged with and into the Company (the “Merger”); and

WHEREAS, the Company wishes to retain the services of Employee following the Merger, and Employee wishes to be employed by the Company following the Merger, on the terms and subject to the conditions set forth in the Employment Agreement as amended by this Agreement.

NOW, THEREFORE, the parties agree as follows:

1.                     Assumption of Employment Agreement. The Company hereby assumes the Employment Agreement and employs Employee on all of the terms and subject to the conditions set forth in the Employment Agreement, as amended by this Agreement, effective as of the closing date of the Merger. Except as set forth herein, after the assumption, all references to the “Company” in the Employment Agreement will mean the Company, and all references to the “Bank” in the Employment Agreement will mean Shore United Bank.

2.                     Amendment to Employment Agreement. Section 2 of the Employment Agreement shall be amended to read as follows:

“2. EFFECTIVE DATE AND TERM. The term of the Agreement (the “Term”) shall begin on the Effective Date and end on the second (2nd) anniversary of the date of the closing of the merger between The Community Financial Corporation and Shore Bancshares, Inc. (the “Merger”) (provided, however, that subject to any rights of the Employee under this Agreement including, without limitation and as applicable, rights to benefits under Sections 10.2 and 10.3, the Term shall end on such earlier date as may be specifically provided in this Agreement in the event of the Employee’s death, voluntary termination, Disability or termination by the Company with or without Cause). Upon the expiration of the Term, provided that the Employee is still employed with the Company, the Employee and the Company shall enter into a Change in Control Agreement in substantially the form agreed upon by the Company and The Community Financial Corporation prior to the closing of the Merger.”

3.                     Agreement Subject to Consummation of Merger. The effectiveness of this Agreement is subject to the closing of the Merger. In the event that the Agreement and Plan of Merger by and between the Company and TCFC dated as of December 14, 2022 is terminated and the Merger is not consummated as a result, this Agreement shall be void.

4.                     Integration. This Agreement, the Employment Agreement and any other documents referenced herein or in the Employment Agreement, represent the entire agreement and understanding between Employee and the Company concerning Employee’s employment relationship with the Company or any of its subsidiaries, and supercede and replace any and all prior agreements and understandings concerning Employee’s employment relationship with the Company or any of its subsidiaries. This Agreement may not be amended except by a written instrument signed by both parties.

5.                     Counterparts. This Agreement may be executed in counterparts, and each counterpart will have the same force and effect as an original and will constitute an effective, binding agreement on the part of each of the undersigned. Execution and delivery of this Agreement by exchange of facsimile copies bearing the facsimile signature of a party will constitute a valid and binding execution and delivery of the Agreement by such party. Such facsimile copies will constitute enforceable original documents.

6.                     Governing Law. This Agreement will be governed by the laws of the State of Maryland (with the exception of its conflict of laws provisions).

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IN WITNESS WHEREOF, this Agreement has been entered into as of the date first set forth above.

SHORE BANCSHARES, INC.	EMPLOYEE

/s/ Donna J. Stevens	/s/ James M. Burke
By:	James M. Burke
Name: Donna J. Stevens
Title: EVP/COO

[Assumption Agreement]